--------------------------------------------------------------------------------
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

                                                           FOR IMMEDIATE RELEASE

ENGlobal Corporation


                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
                                                                 ---------------


                  ENGLOBAL CORPORATION ANNOUNCES CONTRACT AWARD

HOUSTON, TX, JULY 26, 2007 - ENGlobal Corporation (AMEX: ENG), a leading provider of engineering and professional services, today announced that its wholly owned subsidiary, ENGlobal Engineering, Inc., has been selected by Houston-based DKRW Advanced Fuels, LLC, a subsidiary of DKRW Energy, LLC, to act as an engineering representative for a planned 13,100 barrel per day coal-to-liquids (CTL) plant.

ENGlobal is one of several specialty engineering firms contracted to provide front end engineering and design services for the CTL facility near the town of Medicine Bow, Wyoming. The contract involves a broad range of logistics, engineering, and technical services relating to activities in and around the plant. It is anticipated that this project, estimated to have a total cost of $2 billion, will be complete by early 2011. ENGlobal's Houston and Tulsa offices are expected to perform engineering and related services on a time and materials basis. The total contract value was not disclosed due to contractual covenants.

About DKRW Advanced Fuels LLC
-----------------------------
DKRW Advanced Fuels is a development-state hydrocarbon conversion company, focused on the commercial development, construction, ownership and operation of facilities designed to convert lower-value hydrocarbons into products that traditionally have been produced by crude oil. By utilizing proven coal gasification and liquefaction technologies, the company plans to convert more abundant resources, primarily solid hydrocarbons such as coal, into competitively priced products, including ultra-low sulfur diesel fuel. The company's initial project is a coal-to-liquids facility at the mouth of the Saddleback Hills Mine in Carbon County, Wyoming. It is also pursuing projects in other parts of the U.S. and exploring international opportunities. DKRW Advanced Fuels is a subsidiary of DKRW Energy LLC. Other shareholders include Arch Coal (NYSE: ACI), the second largest coal producer in the U.S., and Och-Ziff Capital Management, a New York-based private equity firm. More information on DKRW Advanced Fuels is available on the internet at www.dkrwaf.com.

About ENGlobal Corporation
--------------------------
ENGlobal Corporation provides engineering, automation systems, field inspection, and land management and regulatory services principally to the petroleum refining, petrochemical, pipeline, production, and process industries throughout the United States and internationally. The Company, with its subsidiaries, now employs over 2,400 employees in 18 offices and occupies over 400,000 square feet of office and manufacturing space. In 2004 and 2005, the Company was named the #1 fastest growing engineering firm in the United States and Canada by ZweigWhite and was ranked #2 in 2006 and 2003. Further information about the Company and its subsidiaries is available at www.ENGlobal.com.


                                    ~ more ~
--------------------------------------------------------------------------------

        654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060
                                www.ENGlobal.com

ENGlobal Corporation Press Release
July 26, 2007
Page 2



Safe Harbor for Forward-Looking Statements
------------------------------------------
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company's ability to achieve its business strategy while effectively managing costs and expenses;
(2) the Company's ability to successfully and profitably integrate acquisitions;
(3) the profitability of the DKRW project; and (4) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

Click here to join our email list:
http://www.b2i.us/irpass.asp?BzID=702&to=ea&s=0.
------------------------------------------------



                                       ###